EXHIBIT 99.4

Occidental Petroleum Corporation

First Quarter 2011 Earnings Conference Call

April 28, 2011

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First Quarter 2011 Earnings - Highlights
First Quarter 2011 Earnings - Highlights
• Core Results - $1.6 Billion vs. $1.1 Billion in 1Q10
 – Core EPS $1.96 (diluted) vs. $1.35 in 1Q10.
• Non-core items amounted to a net after-tax charge of
 $44 mm, which included:
 – pre-tax gain of $225 mm from the sale of the Argentine operations;
 – pre-tax gain of $22 mm from the sale of an interest in a Colombia pipeline, and;
 – pre-tax charges of $163 mm related to the early redemption of $1.4 billion face value of debt;
 – pre-tax write-off of $35 mm for the entire accumulated cost of exploration properties in Libya, and;
 – non-recurring charges for state and foreign taxes of $62 mm.
• Net Income - $1.5 Billion vs. $1.1 Billion in 1Q10
 – EPS $1.90 (diluted) vs. $1.31 in 1Q10.

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*See the Investor Relations Supplemental Schedules for the 2010 quarterly realized prices and production and sales volumes reflecting these changes.
First Quarter 2011 Earnings - Oil & Gas Operations
First Quarter 2011 Earnings - Oil & Gas Operations
• We reorganized our Permian operations into two
 business units.
 – One unit will hold the CO2 flood assets and the other will operate the conventional production.
 – In connection with these, we moved the production from
 Southwest Texas, which was previously part of Midcontinent
 and other, into the Permian.
 – Midcontinent and other includes production from the recently acquired South Texas and North Dakota properties.
• Natural Gas Liquids account for about 10% of our oil and
 gas volumes and sell at a discount to crude oil.
 – Starting this quarter, we are reporting NGL and crude oil production and sales volumes separately as opposed to the
 previously disclosed combined liquids volumes.*

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($ in millions)
• Core Results for 1Q11 of $2.5 Billion vs. $1.9 Billion in 1Q10
 – Realized prices increased 24% for crude oil in 2011 and 11% for NGL prices on a year-over-
 year basis but domestic natural gas prices declined 25% from 1Q10.
First Quarter 2011 Earnings - Oil & Gas
Segment Variance Analysis - 1Q11 vs. 1Q10

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First Quarter 2011 Earnings - Oil & Gas Segment
         1Q11  4Q10
Oil and Gas Production Volumes (mboe/d)                  730  714
• The production guidance we gave you in last quarter’s conference call of 740 to 750 mboe/d was at an $85 average oil price assumption.
• The actual average 1Q11 oil price reduced our production volumes by about
 10 mboe/d, including 1 mboe/d at THUMS in Long Beach.
• As previously disclosed, our Iraq production was lower by ~ 9 mboe/d due to less than planned spending levels as we are in start-up phase of operations.
• Inclement weather, mainly in Texas, caused an additional reduction of about
 7 mboe/d.
• These reductions were offset by less than expected production loss from the
 Elk Hills maintenance shutdown and operational enhancements providing higher than expected production in Colombia, Yemen, Qatar and the new assets resulting in production of 730 mboe/d.
• 1Q11 production volumes of 730 mboe/d compared to 4Q10 production of 714 mboe/d, included 25 mboe/d from new domestic acquisitions in South Texas and the North Dakota Williston Basin.

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750
 (10)
740
 (9)
731
 (7)
724

Earlier 1Q11 Guidance Range
Price Impact
Guidance Adjusted for Price
Iraq Spending Impact
Weather Impact
Actual Production Volume
(thousand boe/d)
Oil & Gas
Production
1Q11 Oil & Gas Production Guidance Reconciliation
740
 (10)
730
 (9)
721
 (7)
714

730
First Quarter 2011 Earnings - Oil & Gas Segment

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First Quarter 2011 Earnings - Oil & Gas Segment

        1Q11  1Q10
• Oil and Gas Sales Volumes (mboe/d)        728  685
 • + 6% year-over-year
• Sales volumes of 728 mboe/d, which was higher than our
 guidance of 725 mboe/d, differ from production volumes
 due to the timing of liftings, principally caused by Iraq
 where liftings are expected in the latter half of 2011.

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725
 (10)
715
 (7)
708
 14
722
728
Earlier 1Q11 Guidance
Price Impact
Guidance Adjusted for Price
Weather Impact
Lifting timing
Actual Sales Volume
(thousand boe/d)
Oil & Gas
Sales
1Q11 Oil & Gas Sales Guidance Reconciliation
First Quarter 2011 Earnings - Oil & Gas Segment

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      1Q11  1Q10
 Reported Segment Earnings ($mm) $2,468 $1,861
 WTI Oil Price ($/bbl)   $94.10 $78.71

 NYMEX Gas Price ($/mcf)  $4.27  $5.39
 Oxy’s Realized Prices
  Worldwide Oil ($/bbl)  $92.14 $74.09
  Worldwide NGLs ($/bbl)  $52.64 $47.48
  US Natural Gas ($/mcf)   $4.21  $5.62
First Quarter 2011 Earnings - Oil & Gas Segment

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First Quarter 2011 Earnings - Oil & Gas
Segment - Cash Production Costs and Taxes
First Quarter 2011 Earnings - Oil & Gas
Segment - Cash Production Costs and Taxes
• Oil and gas cash production costs were $11.30 a barrel
 for 1Q11, compared with last year's twelve-month costs
 of $10.19 a barrel.
 – The increase reflects increased workovers and maintenance activity and higher costs for energy.
• Taxes - other than on income, which are directly related
 to product prices, were $2.25 per barrel for 1Q11,
 compared to $1.83 per barrel for all of 2010.
• Total exploration expense was $84 mm in 1Q11. This
 amount included the Libya write off of $35 mm, which is
 included in non-core items discussed earlier.

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($ in millions)
*Lower energy and feedstock costs
• Core Results for 1Q11 were $219 mm vs. $30 mm in 1Q10,
 and greater than our earlier guidance.
 – These results are among the best ever reported for the Chemical segment’s first quarter operations, which is historically a weak quarter due to seasonal factors.
 – 1Q11 operations were positively impacted by strong export demand and improved supply/demand balances across most products resulting in higher margins, including higher demand for calcium chloride resulting from the severe winter storms in the Northeast and Midwest sections of the US.
First Quarter 2011 Earnings - Chemical
Segment Variance Analysis - 1Q11 vs. 1Q10

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($ in millions)
• Core Results for 1Q11 of $114 mm vs. $94 mm in 1Q10
 – The sequential decrease in Midstream segment earnings from $202 mm in 4Q10 was mainly due to lower marketing and trading income.
First Quarter 2011 Earnings - Midstream
Segment Variance Analysis - 1Q11 vs. 1Q10

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First Quarter 2011 Earnings -
Capital Spending and Rig Activity
• Capital spending for 1Q11 was $1.3 billion.
 – Of this, about 88% was in Oil and Gas, 10% in Midstream and the remainder in Chemicals.
• We are currently operating 16 rigs in the Permian and 24
 rigs in California, compared to 5 and 11 rigs,
 respectively, in 1Q10.

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Cash Flow
From
Operations
$2,200
Beginning
Cash
$2,600
12/31/10
($ in millions)
– Free cash flow from continuing operations after capex and dividends but before acquisition and debt activity was about $500 million.
Note: See attached GAAP reconciliation.
First Quarter 2011 Earnings -
2011 YTD Cash Flow

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First Quarter 2011 Earnings - Acquisitions
First Quarter 2011 Earnings - Acquisitions
• Our acquisition expenditures in 1Q11 were $3 billion.
 – The acquisitions included the previously announced South
 Texas purchase and properties in California and the Permian.
 – Excluding the South Texas purchase, the new properties did not materially impact the 1Q11 production volumes.
• During 2Q11, we will make a payment of about $500
 million in connection with the signing of the Shah Field
 Development Project.
 – This amount represents development costs incurred by the
 project prior to the effective date of our participation.
 – Future development costs will be reflected in capital
 expenditures.

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First Quarter 2011 Earnings -
Shares Outstanding and Debt
 Shares Outstanding (mm) 1Q11  3/31/11
 Weighted Average Basic  812.6
 Weighted Average Diluted  813.4

 Basic Shares Outstanding    812.6
 Diluted Shares Outstanding    813.4
      3/31/11  12/31/10

 Debt/Capital   12%  14%
• Our remaining outstanding debt has an average interest
 rate of 3.7%.

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First Quarter 2011 Earnings -
Oil and Gas Production & Sales - 2Q11 Outlook
• At 1Q11 average oil prices of about $95 WTI, we expect 2Q11 oil and gas production volumes to be as follows:
 – Domestic volumes are expected to increase to about 425 mboe/d, compared with 1Q11 production of 404 mboe/d;
 – Latin America is expected to be comparable to 1Q11 volumes;
 – In the Middle East region, an overwhelming majority of the value, using
 SEC’s standardized measure, and income comes from Qatar, including
 Dolphin, and Oman where operations are running normally;
 – With regard to 2Q11 production from the Middle East region:
 • We expect no production for Libya;
 • Production levels in Iraq are not easily predictable due to volatile spending levels at this early stage of that project. This is caused by the nature of the contract, which allows immediate recovery of expenditures through cost recovery barrels. As a result, the level of development spending in any given period has an immediate impact on volumes for that period;

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First Quarter 2011 Earnings -
Oil and Gas Production & Sales - 2Q11 Outlook
 – With regard to 2Q11 production from the Middle East region (cont’d):
 • In Yemen, almost all of our production comes from concessions operated by others. In addition, the Masila Field contract, which produces, net to us, about 11 mboe/d, is approaching expiration at the end of 2011 and capital spending is being phased out. These factors make the forecasting of production volumes very difficult.
 • For the remainder of the Middle East, we expect production to be comparable to 1Q11 volumes.
• Total sales volumes are expected to be about 725
 mboe/d, which do not include any volumes from Iraq or
 Libya.
• A $5.00 increase in WTI would reduce our PSC volumes
 by about 3,500 boe/d.

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First Quarter 2011 Earnings - Capex Increase
• We are increasing our total year capital program to $6.8
 billion, with about $500 million of the increase related to the Shah Field development program subsequent to the
 effective date of our participation and the remainder
 principally in California for spending attributable to
 additional permits being obtained.

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First Quarter 2011 Earnings - 2Q11 Outlook
• Commodity Price Sensitivity - Earnings
 – At current market prices, a $1.00 per barrel change in oil prices impacts oil and gas quarterly earnings before income taxes by about $34 mm;
 – The average 1Q11 WTI oil price was $94.10 per barrel;
 – A $1.00 per barrel change in WTI prices impacts NGL quarterly earnings before income taxes by $4 mm.
 – A swing of $0.50 per mm BTU in domestic gas prices has a $34 mm impact on quarterly pretax income;
 – The current NYMEX gas price is around $4.25 p/mcf.
• We expect 2Q11 exploration expense to be about $85 mm
 for seismic and drilling for our exploration programs.

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First Quarter 2011 Earnings - 2Q11 Outlook
First Quarter 2011 Earnings - 2Q11 Outlook
• The Chemical segment 2Q11 earnings are expected to be
 comparable to 1Q11.
 – We expect continuation of 1Q11 trends with sufficient gains from strong exports and seasonal demand improvement offsetting the reduced contributions from the calcium chloride business.
• We expect our combined worldwide tax rate in 2Q11 to
 be about 39 percent.

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First Quarter 2011 Earnings - California Update
First Quarter 2011 Earnings - California Update
• We are continuing the program as discussed in last
 quarter’s conference call, which is progressing with
 satisfactory results.
• Permitting is still an issue but we have recently obtained some permits that make us optimistic about increasing
 our 2H11 capital spending.
• Governor Brown has been working to speed up the
 permitting process.
 – We expect that his effort will be successful, which should enable us to increase our activity and add more jobs in the state.
• In 1Q11, we drilled and completed 26 shale wells outside
 of the Elk Hills field.

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Occidental Petroleum Corporation
Free Cash Flow
Reconciliation to Generally Accepted Accounting Principles (GAAP)
($ Millions)
Three Months
2011
Consolidated Statement of Cash Flows
Cash flow from operating activities	2,222
Cash flow from investing activities	(1,741)
Cash flow from financing activities	(959)
Change in cash	(478)

Free Cash Flow
Cash flow from operating activities	2,222
Capital spending	(1,325)
Cash dividends paid	(310)
Distribution to noncontrolling interest	(121)
Free cash flow from continuing operations	466